
Arugus Health Systmes, Inc.                       Delaware                 50
Hereford, LLP                                     Missouri                 50
Oak Lane Associates                               Texas                    50
Oak Lane, L.C.                                    Texas                    50
Oak Lane/GSL & Venture, G.P.                      Texas                    50
Americo International Corporation                 Missouri                 100
Americo Services, Inc.                            Missouri                 100
Broadway Realty Company, LLC                      Missouri                 100
Broadway Square Redevelopment Company             Texas                    100
College Insurance Group                           Missouri                 100
Financial Assurance Life Insurance Company        Texas                    100
Great Southern Life Insurance Company             Texas                    100
Great Southern Vida Compania de Seguros, S.A.     Argentia                 100
GSSW LM I L.P.                                    Missouri                 100
GSSW LM II L.C.                                   Missouri                 100
GSSW LM, Inc.                                     Missouri                 100
GSSW REO Landmark L.P.                            Texas                    100
GSSW WR I, L.P.                                   Missouri                 100
GSSW WR II, L.C.                                  Missouri                 100
GSSW WR, Inc.                                     Missouri                 100
GSSW WWA I, L.P.                                  Missouri                 100
GSSW WWA II L.C.                                  Missouri                 100
GSSW WWA, Inc.                                    Missouri                 100
GSSW-REO Briarwood, L.P.                          Texas                    100
GSSW-REO L.C.                                     Texas                    100
GSSW-REO Westwood Arlington                       Texas                    100
Landmark Mortgage Company                         Missouri                 100
NAP Partners, Inc.                                Texas                    100
National Farmers Union Life Insurance Company     Texas                    100
Pension Consultants and Administration            Texas                    100
Riverdale Square-REO, L.P.                        Texas                    100
The College Life Insurance Company of America     Texas                    100
The Ohio State Life Insurance Company             Texas                    100
United Fidelity Life Insurance Company            Texas                    100
Windrush-REO, L.P.                                Texas                    100